UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 26, 2018

DGOC SERIES 18(C), L.P.
(Exact name of registrant specified in its charter)

Delaware	000-55840	82-2114425
(State or Other Jurisdiction	(Commission	(IRS Employer
Of Incorporation)	File Number)	Identification No.)
c/o DGOC Partnership Holdings II, LLC
1100 Corporate Drive
Birmingham, AL 35242
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code: (412) 489-0006
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
On July 26, 2018, DGOC Series 18(C), L.P. (the “Partnership”) entered into an Assignment and Bill of Sale (the “Assignment”) with its managing general partner (the “Managing General Partner”), and Diversified Energy LLC (“Diversified Energy”). Diversified Energy is the manager and sole member of the Managing General Partner. The Managing General Partner will pay to the Partnership a net price of $7,769,211.73 (after assumption of all liabilities) to acquire the assets. Pursuant to the Assignment, the Partnership assigned all of its assets to Diversified Energy in exchange for Diversified Energy’s assumption of all of the Partnership’s liabilities. Furthermore, the Assignment provides that, promptly following the effective time of the Assignment, the Managing General Partner will cause the dissolution and winding up of the Partnership as promptly as practicable in accordance with the Partnership’s Amended and Restated Certificate and Agreement of Limited Partnership, as amended. Following the transactions pursuant to the Assignment, the Partnership has no assets or liabilities.
This summary of the Assignment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Assignment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets
The description of the Assignment and the transactions thereunder included under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

10.1	Assignment and Bill of Sale, dated July 26, 2018, among DGOC Series 18(C), L.P., DGOC Partnership Holdings II and Diversified Energy LLC.

2

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 26, 2018	DGOC SERIES 18(C), L.P. By: DGOC Partnership Holdings II, its Managing General Partner

	By:	/s/ Robert R. Hutson, Jr.
		Name:	Robert R. Hutson, Jr.
		Title:	Chief Executive Officer (principal executive officer) of the Managing General Partner

3